FIRST AMENDMENT TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT



         THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into this 18th day of July, 2002, by and between Elite Pharmaceuticals, Inc., a Delaware corporation ("Elite") and Atul M. Mehta of Mahwah, New Jersey ("Mehta").

                              STATEMENT OF PURPOSE

         Mehta and Elite are parties to an Amended and Restated Employment Agreement dated March 31, 2000 (the "Employment Agreement"). The parties wish to amend the Employment Agreement to reflect certain additional changes agreed upon between them.

                                    AGREEMENT

         Now, therefore, in consideration for the covenants exchanged herein, the parties agree as follows:



         1. Section 8d(iv) shall be amended to read as follows:

            "(iv) a "change in control" of ELITE (as defined below);"



         2. Section 8(d) shall be amended by adding the following text at the end of the paragraph:

                  "For purposes of this Agreement, the term "change in control" is defined to include (a) a tender offer or exchange offer made and consummated for ownership of ELITE's stock representing 50% or more of the combined voting power of ELITE's outstanding securities; (b) the sale or transfer of substantially all of ELITE's assets to another corporation which is not a wholly-owned subsidiary of ELITE; (c) any transaction relating to ELITE which must be described in accordance with item 5(f) of schedule 14A of Regulation 14A of the Securities and Exchange Commission; (d) any merger or consolidation of ELITE with another corporation, where less than 30% of the outstanding voting share of the surviving or resulting corporation are owned in the aggregate by ELITE's former stockholders; or (e) any tender offer, exchange offer, merger, sale of assets and/or contested election which results in a total change (excluding Mehta) in the composition of ELITE's board of directors."

         3. Section 9(c) shall be amended by adding the following text at the end of the paragraph:

                  "The amount paid to MEHTA pursuant to this Section shall be deemed severance pay in consideration of the MEHTA's past services to ELITE and his continued services from the date of this Agreement. MEHTA will have no duty to mitigate his damages by seeking other employment nor will MEHTA's severance pay hereunder be reduced or offset by any such future earnings."


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         4. Paragraph 10 shall be amended adding the following text at the end of the paragraph:

                  "Additionally, for purposes of this paragraph 10, in the event of a termination by ELITE within three years following a change of control, "a majority of the entire membership of the Board of Directors" shall mean "the unanimous vote of the currently sitting directors (not including MEHTA) who held office at the time of the change of control."

         5. Section 12 shall be amended by adding the following text at the end of the paragraph:

                  "Notwithstanding anything in this Agreement to the contrary, upon termination of this Agreement pursuant to paragraph 8d, MEHTA shall have non-exclusive inventorship rights and copyrights in all Permitted Information (defined below), including the right to use such Permitted Information for any business purpose. Permitted Information includes inventions and information of a technical nature (including but not limited to compounds, formulations, processes, work product, etc.) produced or developed by ELITE in the twelve months preceding termination of this Agreement through the efforts, in whole or in part, of MEHTA, regardless of whether such information would otherwise be deemed confidential or would otherwise inure to MEHTA. The rights granted hereunder shall not include any invention for which a patent has been issued prior to termination of employment, or which patent rights have been expressly assigned in writing to ELITE prior to the termination. Additionally, Elite shall retain non-exclusive rights in any invention of Dr. Mehta which it shows has been completed during the course of Dr. Mehta's employment."


         In witness whereof, the parties hereto have set their hands and seals as of the date first above written.



                                            --------------------------------
                                            Atul M. Mehta



                                            ELITE PHARMACEUTICALS, INC.
[Corporate Seal]

                                            By:
                                               -----------------------------
                                            Title:   Director, acting with
                                                     ---------------------
                                            authority of the Board of Directors
                                            -----------------------------------

Attest:

-----------------
Secretary



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